EXTENSION AGREEMENT

This Extension Agreement (the "Agreement") is made, effective June 13, 2007, by and between **TechnoConcepts Inc.** ("Borrower"), in favor of **SDS Capital Group SPC Ltd.** ("Lender").

RECITALS

A. On May 31, **2006** , Borrower and Lender entered into a Note Purchase Agreement (the "NPA") and a Promissory Note (the "Note") in the original principal amount of $3,587,535;

B. The Note matured on May 31, 2007. As of that date, the aggregate principal and interest due and owing under the Note is $3,874,537.80;

C. The Lender and Borrower agree that, as of the date of this Agreement, Lender has not presented Borrower with a notice of nonpayment and due to the failure to deliver such notice, no Event of Default (as defined in the Note) shall have been deemed to have occurred; and

D. Borrower desires to execute and deliver this Agreement in favor of Lender in order to extend the terms of repayment of the Note, as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Borrower and Lender hereby extend the term of repayment of the Note from May 31, 2007, to November 30, 2007. Borrower agrees that all unpaid amounts owing under the Note shall be due and payable on or before November 30, 2007. As consideration for the extension of the Note, the Borrower shall issue to Lender a five-year warrant to purchase 1,145,000 shares of the Borrower's common stock, with an exercise price of $1.90. The form of warrant shall be substantially the same as the February 2007 $1.90 Warrants issued by the Borrower.

2. From and after May 31, 2007, interest due and owing under the Note shall continue to accrue at the rate of eight percent (8%) per annum. Lender agrees that no other amounts of additional interest are due and owed to Lender.

3. Borrower hereby agrees that this Agreement is executed merely to memorialize an extension of the term of repayment of the Note and does not constitute or in any way operate as a release, discharge, satisfaction, payment, or cancellation of said indebtedness or any part thereof. Except as expressly set forth in paragraphs 1, 2 and 3 above, nothing herein contained shall affect or be construed to affect any of the terms or provisions of the Note or the NPA (the " Loan Documents ") nor impair the validity or security thereof or any rights or powers which Lender now or hereafter may have under or by virtue thereof for recovery of the obligation evidenced by the Note or other obligations evidenced by the Loan Documents in case of any default or non-fulfillment of the terms of the Loan Documents, this Agreement, or otherwise.

4. Borrower and Lender hereby specifically ratify and consent to each and every term of the Loan Documents.

5. Unless expressly defined herein, any defined term used herein shall have the meaning established and set forth therefore in the NPA. The terms set forth in Section 6 of the NPA shall apply equally to this Agreement.

DATED June 13, 2007

SDS Capital Group SPC Ltd.

By: [signature]
Its: General Counsel of the Investment Advisor, SDS Management, LLC

TechnoConcepts Inc.
a Colorado corporation

By: [signature]
Its: CFO